Exhibit 1.2

EXECUTION COPY

Constellation Brands, Inc.

Depositary Shares Each Representing 1/40 of a Share of

Series A Mandatory Convertible Preferred Stock

Underwriting Agreement

New York, New York

July 24, 2003

To the Representatives named in Schedule I hereto

of the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Constellation Brands, Inc., a corporation incorporated under the laws of the State of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the number of depositary shares (the “Depositary Shares”) each representing 1/40 of a share of Series A Mandatory Convertible Preferred Stock, par value $.01 per share (the “Preferred Stock”), of the Company set forth in Schedule I hereto (said Depository Shares to be sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to the number of additional Depositary Shares set forth in Schedule I hereto to cover over-allotments (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be (the “Incorporated Documents”); and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

The Securities are convertible into shares of Class A Common Stock, par value $.01 (the “Common Stock”), of the Company at the conversion prices set forth in the Prospectus. The shares of Preferred Stock represented by the Securities are to be deposited by the Company against delivery of Depositary Receipts (the “Depositary Receipts”) evidencing the

Depositary Shares which are to be issued by Mellon Investor Services LLC, as Depositary (the “Depositary”), under a Deposit Agreement, to be dated as of July 30, 2003 (the “Deposit Agreement”), among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder. Each Depositary Share will represent beneficial ownership of 1/40 of a share of Preferred Stock and shares of Common Stock issuable upon conversion of, or payable as dividends on, the Preferred Stock. Certain terms used herein are defined in Section 18 hereof.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Securities, the Preferred Stock represented by the Securities and the shares of Common Stock issuable by the Company upon conversion of such Preferred Stock (the “Common Stock Shares”). The Company may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to the Representatives. The Company will next file with the Commission one of the following: (1) after the Effective Date of such registration statement, a final prospectus supplement relating to the Securities, the Preferred Stock represented by the Securities and the Common Stock Shares in accordance with Rules 430A and 424(b), (2) prior to the Effective Date of such registration statement, an amendment to such registration statement (including the form of final prospectus supplement) or (3) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (1), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised the Representatives, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b) On the Effective Date the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

(c) The Company’s authorized equity capitalization is as set forth in the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus; all outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the Securities have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and non-assessable and will conform to the description thereof in the Final Prospectus; the shares of Preferred Stock represented by the Securities, and the deposit of such Preferred Stock by the Company in accordance with the Deposit Agreement, have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Deposit Agreement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable; the certificates for the Securities and the shares of Preferred Stock represented thereby are in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities or the shares of Preferred Stock represented thereby; assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary, each Depositary Share will represent the interest described in the Prospectus in a validly issued, outstanding, fully paid and non-assessable share of Preferred Stock; assuming due execution and delivery of the Depositary Receipts, if any, by the Depositary pursuant to such Deposit Agreement, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement; the Common Stock Shares have been duly authorized and validly reserved for issuance upon conversion of the Preferred Stock and are free of statutory preemptive and other similar contractual rights and are sufficient in num-

ber to meet current conversion requirements; the Common Stock Shares, when so issued upon such conversion in accordance with the terms of the Certificate of Designations, will be validly issued and fully paid and non-assessable; and, except as set forth in the Final Prospectus, the Incorporated Documents or the Constellation Brands Long-Term Stock Incentive Plan, Incentive Stock Option Plan, 1989 Stock Purchase Plan or UK Sharesave Scheme, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(d) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(e) The resolution set forth in the certificate of designations of the Preferred Stock, the form of which is attached hereto as Annex I (the “Certificate of Designations”), has been duly adopted by a duly authorized committee of the Board of Directors of the Company, has not been modified, amended or revoked, is in full force and effect on the date hereof and is the only resolution adopted by the Board of Directors of the Company or any committee thereof relating to the number of authorized shares of or the rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of the Preferred Stock; the execution of the Certificate of Designations by the Company and the filing of the Certificate of Designations with the Secretary of State of the State of Delaware (the “Secretary of State”) on behalf of the Company have been duly authorized by such duly authorized committee of the Board of Directors of the Company.

(f) The Incorporated Documents, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further Incorporated Documents, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(g) The Company and each of its consolidated subsidiaries (the “Subsidiaries”) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full power and authority (corporate and other) to own their properties and conduct their re-

spective businesses as described in the Final Prospectus and are duly qualified to transact business as foreign corporations in good standing under the laws of each jurisdiction where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, management, condition (financial or otherwise), results of operations or business prospects of the Company and the Subsidiaries considered as a whole (a “Material Adverse Effect”); the Company had at the dates indicated an authorized capitalization as set forth in the Final Prospectus, and the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and the outstanding shares of capital stock that the Company owns (directly or indirectly) of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned beneficially by the Company free and clear of all liens, encumbrances, equities and claims (collectively, “Liens”) except for the Liens under the Amended and Restated Credit Agreement, dated as of March 19, 2003, between the Company, the guarantors named therein, the lenders signatory thereto, JPMorgan Chase Bank, as Administrative Agent, and J.P. Morgan Europe Limited, as London Agent (the “Credit Agreement”). Neither the Company nor any Subsidiary is in violation of its respective charter or bylaws and neither the Company nor any of the Subsidiaries is in default (nor has an event occurred with notice, lapse of time or both that would constitute a default) in the performance of any obligation, agreement or condition contained in any agreement, lease, indenture or instrument of the Company or any Subsidiary where such violation or default would have a Material Adverse Effect.

(h) The Company has full power and authority to enter into this Agreement and the Deposit Agreement, to consummate the transactions contemplated herein and therein, to issue, sell and deliver the Securities to be sold by it to the Underwriters as provided herein, to issue and deliver the shares of Preferred Stock represented thereby and to issue and deliver the Common Stock Shares. The execution, delivery and performance of this Agreement, the Deposit Agreement and the Certificate of Designations by the Company, the consummation of the transactions contemplated herein and therein, the issuance, sale and delivery of the Securities, the issuance and delivery of the shares of Preferred Stock represented thereby and the issuance and delivery of the Common Stock Shares do not and will not conflict with or result in a breach or violation by the Company or any Subsidiary, as the case may be, of any of the terms or provisions of, constitute a default by the Company or any Subsidiary, as the case may be, under, or result in the creation or imposition of any Liens upon any of the assets of the Company or any Subsidiary, as the case may be, pursuant to the terms of, (1) the Credit Agreement and any other indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any Subsidiary, as the case may be, is a party or to which any of them or any of their respective properties is subject, (2) the charter (as amended by the Certificate of Designations) or by-

laws of the Company or any Subsidiary, as the case may be, or (3) any statute, judgment, decree, order, rule or regulation of any foreign or domestic court, governmental agency or regulatory agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets except, with respect to clauses (1) and (3) of this Section 1(h), for any conflict, breach, violation, default or Liens that would not have a Material Adverse Effect.

(i) No consent, approval, authorization, order, registration or qualification of or with any governmental authority or agency or any court or similar body is required for the execution, delivery or performance of this Agreement, the Deposit Agreement or the Certificate of Designations by the Company or the transactions contemplated herein or therein, the issuance, sale and delivery of the Securities, the issuance and delivery of the shares of Preferred Stock represented thereby or the issuance and delivery of the Common Stock Shares, except such as (1) have been obtained under the Act and (2) may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

(j) The execution and delivery of this Agreement by the Company has been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by the Company and is the valid and legally binding agreement of the Company.

(k) The execution and delivery of the Deposit Agreement by the Company has been duly authorized by all necessary corporate action.

(l) Except as described or referred to in the Final Prospectus, there is not pending, or to the knowledge of the Company threatened, any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property of the Company or any of the Subsidiaries is subject, before or brought by any court or governmental agency or body, which, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect or might materially adversely affect the consummation of the offering of the Securities pursuant to this Agreement, the issuance of the shares of Preferred Stock represented thereby or the issuance of the Common Stock Shares issuable upon conversion of the Securities; and all pending legal or governmental proceedings to which the Company or any of the Subsidiaries is a party or that affect any of their respective properties that are not described in the Final Prospectus, including ordinary routine litigation incidental to the business, would not, in the aggregate, result in a Material Adverse Effect.

(m) KPMG LLP are independent certified public accountants with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder. PricewaterhouseCoopers are independent certified public accountants with respect to Hardy Wine Company Limited (“Hardy”) and its subsidiaries under Australian Statement of Auditing Practice AUP 32, “Audit Independence,” and The Institute of Chartered Accountants in Australia’s Code of Professional Conduct. Arthur Andersen LLP previously served as the Company’s auditors and during such service were independent certified public accountants with respect to the Company and its then subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder (as in effect during such service). The historical financial statements of the Company (including the related notes) incorporated by reference in the Final Prospectus comply as to form in all material respects with the requirements applicable to a registration statement on Form S-3 under the Act; such historical financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied throughout the periods covered thereby (other than as the result of the application of Statement of Financial Accounting Standards No. 142) and present fairly in all material respects the financial position of the Company at the respective dates indicated and the results of its operations and cash flows and statements of stockholders’ equity for the respective periods indicated. The historical financial statements of Hardy (including the related notes) incorporated by reference in the Final Prospectus have been prepared in accordance with Australian GAAP consistently applied throughout the periods covered thereby and present fairly in all material respects the financial position of Hardy at the respective dates indicated and its financial performance and cash flows for the respective periods indicated and such historical financial statements have to the extent required by the Commission for each period presented been properly reconciled to United States GAAP and contain a discussion of all material differences between United States GAAP and Australian GAAP as they relate to Hardy. The historical financial information of Hardy incorporated by reference in the Final Prospectus and converted into United States Dollars has been so converted on a consistent basis in accordance with United States GAAP and the rules and regulations of the Commission. The financial information included in or incorporated by reference in the Final Prospectus and relating to the Company is derived from the accounting records of the Company and the Subsidiaries and presents fairly in all material respects the information purported to be shown thereby. The unaudited pro forma combined financial statements included in or incorporated by reference in the Final Prospectus have been prepared on a basis consistent with the historical financial statements included in or incorporated by reference in the Final Prospectus (except for the pro forma adjustments specified therein), include all material adjustments to the historical financial statements required by Rule 11-02 of Regulation S-X under the Act and the Exchange Act to reflect the acquisition of Hardy described in the Final Prospectus or in the documents incorporated therein by reference, are based on assumptions made on a reasonable basis and present fairly such acquisition described in the Final Prospectus or in the documents incorporated therein by reference. The other historical financial and statistical information and data included in the Final Prospectus or in the documents incorporated therein by reference presents fairly in all material respects the information purported to be shown thereby.

(n) Except as described in or contemplated by the Final Prospectus, subsequent to May 31, 2003, (i) neither the Company nor any of the Subsidiaries has sustained any loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which would have a Material Adverse Effect; and (ii) there has not been any change in the capital stock (other than as a result of the exercise of the Company’s outstanding stock options, purchases under the Company’s 1989 Employee Stock Purchase Plan, as amended, any purchases under the Company’s UK Sharesave Scheme, any repurchases by the Company under its Stock Repurchase Program or as a result of the conversion of the Company’s Class B Common Stock (par value $.01 per share) into Common Stock) or any net increase in long-term debt (exclusive of any currency translation effect) of the Company or any of the Subsidiaries, or any other material adverse change, or any development involving a prospective material adverse change, in or affecting the business, condition (financial or otherwise), prospects or operations of the Company and the Subsidiaries taken as a whole.

(o) The Company and each of the Subsidiaries has good and marketable title to all properties and assets, as described in the Final Prospectus as owned by it free and clear of all Liens, except as provided under the Credit Agreement and as such as are described in the Final Prospectus or do not interfere with the use made and proposed to be made of such properties and assets by the Company and the Subsidiaries and would not individually or in the aggregate result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and the Subsidiaries taken as a whole, and under which the Company or any of the Subsidiaries holds properties described in the Final Prospectus, are in full force and effect and neither the Company nor any of the Subsidiaries has any notice of any claims of any sort that have been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under such leases or subleases, or affecting or questioning the rights of the Company or any of the Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease, which claims would have a Material Adverse Effect.

(p) The Company and each of the Subsidiaries owns or possesses all governmental and other licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own, lease and operate its properties and to conduct its business as presently conducted by it and described in the Final Prospectus, except where the failure to own or possess such licenses, permits, certificates, consents, orders, approvals and other authorizations would not, individually or in the aggregate, have a Material Adverse Effect (collectively, the “Material Licenses”); all of the Ma-

terial Licenses are valid and in full force and effect, except where the invalidity of a Material License or the failure of such Material License to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company or any of its Subsidiaries has received any notice of proceedings relating to revocation or modification of any such Material License which would, individually or in the aggregate, have a Material Adverse Effect.

(q) The Company and each of the Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, trademarks, service marks, trade names and know-how (including trade secrets and other patentable and/or unpatentable proprietary or confidential information or procedures) (collectively, “intellectual property”) necessary to carry on its business as presently operated by it, except where the failure to own or possess or have the ability to acquire any such intellectual property would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company or any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any intellectual property or of any facts which would render any intellectual property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein and which infringement or conflict would have a Material Adverse Effect.

(r) None of the Company or any of the Subsidiaries has taken, or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

(s) None of the Company or any of its Subsidiaries is an investment company required to be registered under the Investment Company Act of 1940, as amended.

(t) Except as described in the Final Prospectus, the Company and the Subsidiaries comply in all material respects with all Environmental Laws (as defined below), except to the extent that failure to comply with such Environmental Laws would not individually or in the aggregate have a Material Adverse Effect. None of the Company or any of the Subsidiaries is the subject of any pending or, to the knowledge of the Company, threatened foreign, federal, state or local investigation evaluating whether any remedial action by the Company or any of the Subsidiaries is needed to respond to a release of any Hazardous Materials (as defined below) into the environment, resulting from the Company’s or any of the Subsidiaries’ business operations or ownership or possession of any of their properties or assets or is in contravention of any Environmental Law that would, individually or in the aggregate, have a Material Adverse Effect. None of the Company or any of the Subsidiaries has received any notice or claim, nor are there pending or, to the knowledge of the Company, threatened lawsuits against them, with respect to violations of an Environmental Law or in con-

nection with any release of any Hazardous Material into the environment that would have a Material Adverse Effect. As used herein, “Environmental Laws” means any foreign, federal, state or local law or regulation applicable to the Company’s or any of the Subsidiaries’ business operations or ownership or possession of any of their properties or assets relating to environmental matters, and “Hazardous Materials” means those substances that are regulated by or form the basis of liability under any Environmental Laws.

(u) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries has taken any action, directly or indirectly, that would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, other than violations that, individually or in the aggregate, would not have a Material Adverse Effect. The Company, the Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their respective businesses in compliance in all material respects with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(v) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(w) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(x) No relationship, direct or indirect, exists between or among the Company and the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is not described in the Final Prospectus or incorporated therein by reference which would have a Material Adverse Effect.

(y) No labor problem exists with the employees of the Company or any of the Subsidiaries or, to the knowledge of the Company, is imminent that, in either case, would have a Material Adverse Effect.

(z) Except as disclosed in the Final Prospectus, all U.S. federal income tax returns and all foreign tax returns of the Company and the Subsidiaries required by law to be filed have been filed (taking into account extensions granted by the applicable governmental agency) and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and except for such taxes the payment of which would not individually or in the aggregate result in a Material Adverse Effect. All other corporate franchise and income tax returns of the Company and the Subsidiaries required to be filed pursuant to applicable foreign, federal, state or local laws have been filed, except insofar as the failure to file such returns would not individually or in the aggregate result in a Material Adverse Effect, and all taxes shown on such returns or otherwise assessed which are due and payable have been paid, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and except for such taxes the payment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(aa) The Company and each of the Subsidiaries maintains (and in the future will maintain) a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) The Company and each of the Subsidiaries is in compliance with, and none of such entities has received any notice of any outstanding violation of, all laws, regulations, ordinances and rules applicable to it and its operations, except, in either case, where any failure by the Company or any of the Subsidiaries to comply with any such law, regulation, ordinance or rule would not, individually or in the aggregate, result in a Material Adverse Effect.

(cc) Neither the issuance, sale or delivery of the Securities nor the application of the proceeds thereof by the Company as set forth in the Final Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(dd) The Company is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any such entity on a particular date, that on such date (1) the fair market value of the assets of such entity is greater than the amount that will be required to pay the probable liabilities of such entity on its debts as they become absolute and matured, (2) assuming the sale of the Securities as contemplated by this Agreement and as described in the Final Prospectus, such entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (3) such entity is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (4) such entity does not have unreasonably small capital.

(ee) Other than this Agreement, neither the Company nor any Subsidiary is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any Subsidiary or any Underwriters for a brokerage commission, finders’ fee or like payment in connection with the offering and sale of the Securities.

(ff) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters at or prior to the Closing Date pursuant to any section of this Agreement or the transactions contemplated hereby shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

2. Purchase and Sale

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $24.25 per share, the number of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule II hereto. The initial public offering price of the Underwritten Securities shall not exceed the public offering price recommended by the Independent Underwriter (as defined herein).

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 820,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written notice by the Representatives to the Company setting forth the number of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

The Company will pay all applicable state transfer taxes, if any, involved in the transfer to the Underwriters of the Securities and the Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If, at any time when a prospectus relating to the Securities or the Common Stock Shares is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to the Representatives in such quantities as the Representatives may reasonably request.

(c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc. in connection with its review of the offering; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(f) The Company will not, without the prior written consent of each of Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the

Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of Common Stock (other than the shares of Common Stock being offered in an underwritten public offering pursuant to the Prospectus Supplement dated July 24, 2003) or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock (other than the Securities), or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto, provided, however, that (i) the Company may issue and sell Common Stock pursuant to any stock option plan, stock incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time (including pursuant to a registration statement on Form S-8 filed after the Execution Time relating to shares of Common Stock to be issued under such employee stock option plans, stock ownership plans or dividend reinvestment plans), (ii) the Company may issue Common Stock (a) upon the conversion of the Securities in accordance with their terms and (b) in such amounts as is necessary to pay accrued and unpaid dividends in the form of shares of Common Stock on the Securities, (iii) the Company may file a shelf registration statement on Form S-3 after the Execution Time relating to, among other things, shares of Common Stock; provided, however, that the Company may not offer shares of Common Stock using such shelf registration statement until the Business Day set forth on Schedule I hereto except as permitted by clause (ii) hereof.

(g) The Company will use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus Supplement under the caption “Use of Proceeds.” The Company will use the net proceeds received by it from the sale of shares of Common Stock pursuant to the Prospectus Supplement dated July 24, 2003 in the manner specified in such Prospectus Supplement under the caption “Use of Proceeds.”

(h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i) The Company will reserve and keep available at all times, free of preemptive rights, the full number of shares of Common Stock issuable upon conversion of the Securities.

(j) Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion prices relating to the Securities set forth in the Final Prospectus.

(k) At any time that the number of authorized but unissued shares of Common Stock (or Common Stock held in treasury and available for such purpose) shall be less than the aggregate number of shares of Common Stock into which the Preferred Stock then outstanding shall be convertible, the Company will take such action as is necessary to increase the number of shares which the Company is authorized to issue so that the Company will have a sufficient number of shares of Common Stock available for conversion of the Preferred Stock then outstanding.

(l) The Company agrees to pay the Independent Underwriter $50,000 for serving as a “qualified independent underwriter” (within the meaning of National Association of Securities Dealers, Inc. Conduct Rule 2720 (“Rule 2720”)) in connection with the offering and sale of the Securities.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused:

(i) McDermott, Will & Emery, special counsel for the Company, to have furnished to the Underwriters their written opinion addressed to the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially in the form of Annex II hereto;

(ii) Nixon Peabody LLP, counsel for the Company, to have furnished to the Underwriters their written opinion addressed to the Underwriters,

dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially in the form of Annex III hereto.

(c) The Representatives shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

(e) The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement and the Final Prospectus.

References to the Final Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

(f) The Company shall have requested and caused PricewaterhouseCoopers to have furnished to the Representatives, at the Execution Time, a letter, dated as of the Execution Time, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information relating to Hardy included or incorporated by reference in the Registration Statement and the Final Prospectus.

References to the Final Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs (e) through (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

(h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j) The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

(k) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each person or entity that is identified on Schedule III hereto, addressed to the Representatives.

(l) The Certificate of Designations shall have been duly filed with the Secretary of State and shall have become effective under the General Corporation Law of the State of Delaware.

(m) The Common Stock Shares shall have been approved for listing on the New York Stock Exchange, subject only to notice of issuance.

(n) The Independent Underwriter shall have delivered to the Company, J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and UBS Securities LLC a letter substantially in the form of Exhibit B hereto.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cahill Gordon & Reindel LLP, counsel for the Underwriters, at 80 Pine Street, New York, New York 10005, on the Closing Date.

7. Reimbursement of Expenses.

(a) On the Closing Date, the Underwriters shall reimburse the Company for up to $845,743.00 of documented expenses incurred by the Company in connection with the transactions; provided, however, that any reimbursement by the Underwriters pursuant to paragraph (a) of this Section 7 shall be made without duplication of any reimbursement made by the Underwriters pursuant to Section 7(a) of the Underwriting Agreement dated the date hereof between the Company and the underwriters named therein relating to an underwritten public offering of Common Stock.

(b) If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its officers and directors, each person, if any, who controls any Underwriter and each affiliate of any Underwriter which assists such Underwriter in the distribution of the Securities, within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the Company, its directors, its officers and each person who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to such losses, claims, damages or liabilities which are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion therein. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting,” (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Person”) shall promptly notify the person or persons against whom such indemnity may be sought (each an “Indemnifying Person”) in writing, and such Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) such Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) such Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to such Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include an Indemnifying Person and an Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that an Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Securities and such control persons of any Underwriter shall be designated in writing by the Representatives, and any such separate firm for the Company, their respective directors, their respective officers and such control persons of any of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, such Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in the first and second paragraphs of this Section 8 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company and the Underwriters severally agree to contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities; provided, however, that in no case shall (x) any Underwriter (except as may be provided in an agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter or (y) SunTrust Capital Markets, Inc., through its SunTrust Robinson Humphrey Capital Markets Division (the “Independent Underwriter”), in its capacity as “qualified independent underwriter” (within the meaning of Rule 2720), be responsible for any amount in excess of the compensation received by the Independent Underwriter for acting in such capacity or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering and sale of the Securities (before deducting expenses) received by the Company and the total underwriting commissions received by the Underwriters, in each case as set forth in the table on the cover of the Final Prospectus. Benefits received by the Independent Underwriter in its capacity as “qualified independent underwriter” shall be deemed to be equal to the compensation received by the Independent Underwriter for acting in such capacity. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and each of the Underwriters severally agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its respective officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

(h) Without limitation of and in addition to its obligations under the other paragraphs of this Section 8, the Company agrees to indemnify and hold harmless the Independent Underwriter, its directors, officers, employees and agents and each person who controls the Independent Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon the Independent Underwriter’s acting as a “qualified independent underwriter” (within the meaning of Rule 2720) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of the Independent Underwriter.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall deter-

mine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7(b) and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the J.P. Morgan Securities Inc. Attn: Henry K. Wilson (facsimile: (212) 622-8358) and confirmed to Henry K. Wilson, J.P. Morgan Securities Inc., at 277 Park Avenue, New York, New York, 10172, Attention: General Counsel; with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005 (facsimile: (212) 269-5420), Attention: Daniel J. Zubkoff, Esq.; or, if sent to the Company, will be mailed, delivered or telefaxed to the Company, 300 Willow Brook Office Park, Fairport, New York, 14450 (facsimile: (585) 218-3603), Attention: General Counsel; with a copy to McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois 60606 (facsimile: (312) 984-7700), Attention: Bernard Kramer, Esq.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to the Agreement by facsimile shall be effective as manual delivery of an original executed counterpart of this Agreement.

16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17. Independent Underwriter.

(a) The Company hereby confirms its engagement of the services of the Independent Underwriter as, and the Independent Underwriter hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of Rule 2720 in connection with the offering and sale of the Securities.

(b) The Independent Underwriter hereby consents to the references to it as set forth under the caption “Underwriting” in the Prospectus and in any amendment or supplement thereto made in accordance with Section 5 hereof.

18. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Basic Prospectus” shall mean the prospectus referred to in Section 1(a) above contained in the Registration Statement at the Effective Date.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

“Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

“Rule 415,” “Rule 424,” “Rule 430A” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“United States Dollars” shall mean lawful money of the United States of America.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours, CONSTELLATION BRANDS, INC.

By:	/S/ THOMAS S. SUMMER
	Name:	Thomas S. Summer
	Title:	Executive Vice President and Chief Financial Officer

S-1

The foregoing Agreement is hereby

confirmed and accepted as of the

date specified in Schedule I hereto.

J.P. MORGAN SECURITIES INC.

By:	/s/ SONIA LEE
Name: Sonia Lee
Title: Vice President

For itself and the other several Underwriters,

if any, named in Schedule II to the foregoing

Agreement.

SUNTRUST CAPITAL MARKETS, INC., in its capacity as Independent Underwriter

By:	/s/ DOUGLAS J. MCCARTNEY
Name: Douglas J. McCartney
Title: Managing Director

S-2

SCHEDULE I

Underwriting Agreement dated July 24, 2003

Registration Statement No. 333-63480

Representative(s): J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and UBS Securities LLC

Title, Purchase Price and Description of Securities:

Title: Depositary Shares, each representing 1/40 of a share of 5.75% Series A Mandatory Convertible Preferred Stock

Number of Underwritten Securities to be sold by the Company: 6,000,000

Number of Option Securities to be sold by the Company: 820,000

Price to Public per Share (include accrued dividends, if any): $25.00

Price to Public — total: $150,000,000

Underwriting Discount per Share: $0.75

Underwriting Discount — total:. $4,500,000

Proceeds to Company per Share: $24.25

Proceeds to Company — total: $145,500,000

Other provisions: N/A

Closing Date, Time and Location: July 30, 2003 at 9:00 a.m. at Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005

Type of Offering: Delayed

Date referred to in Section 5(f) after which the Company may offer or sell securities issued or guaranteed by the Company without the consent of the Representative(s): October 22, 2003

SCHEDULE II

Underwriters	Number of Underwritten Securities To Be Purchased
J.P. Morgan Securities Inc.	2,175,000
Citigroup Global Markets Inc.	2,175,000
UBS Securities LLC	1,650,000

Total	6,000,000

SCHEDULE III

George Bresler

Jeananne K. Hauswald

F. Paul Hetterich

James A. Locke III

Thomas C. McDermott

Paul L. Smith

Thomas S. Summer

Thomas J. Mullin

Alexander L. Berk

Stephen B. Millar

Richard Sands

Robert Sands

Marilyn Sands

W. Keith Wilson

CWC Partnership – I

CWC Partnership – II

Mac & Sally Sands Foundation Incorporated

Marvin Sands Master Trust

Trust for the benefit of the Grandchildren of Marvin and Marilyn Sands

ANNEX I

Form of Certificate of Designations

[Provided under separate cover]

ANNEX II

Form of Opinion of McDermott, Will & Emery

(i) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to execute, deliver and perform all of its respective obligations under the Underwriting Agreement, the Deposit Agreement, the Certificate of Designations and the transactions contemplated therein, the issuance, sale and delivery of the Securities, the issuance and delivery of the shares of Preferred Stock represented thereby and the issuance and delivery of the Common Stock Shares.

(ii) No consent, approval, authorization, order, registration or qualification of or with any governmental authority or agency or, to our knowledge, any court or similar body is required under the laws of the United States, the State of New York and the General Corporation Law of the State of Delaware for the execution, delivery or performance of the Underwriting Agreement, the Deposit Agreement and the Certificate of Designations by the Company and the transactions contemplated therein by the Company or any Subsidiary, as the case may be, the issuance, sale and delivery of the Securities, the issuance and delivery of the shares of Preferred Stock represented thereby and the issuance and delivery of the Common Stock Shares, except such as (i) have been obtained under the Act and (ii) may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters (as to which no opinion is required).

(iii) The execution, delivery and performance of the Underwriting Agreement, the Deposit Agreement and the Certificate of Designations by the Company, the consummation of the transactions contemplated therein, the issuance, sale and delivery of the Securities, the issuance and delivery of the shares of Preferred Stock represented thereby, the issuance and delivery of the Common Stock Shares and the application of the net proceeds from the sale of the Securities in the manner described in the Final Prospectus under the caption “Use of Proceeds” do not and will not (A) conflict with the charter (as amended by the Certificate of Designations) and bylaws of the Company, (B) conflict with, constitute a breach of or a default by the Company or any Subsidiary, as the case may be, under, or result in the creation or imposition of any lien, security interest or encumbrance upon any of the assets of the Company or any Subsidiary, as the case may be, pursuant to the terms of any agreement, stock option plan, stock incentive plan, stock ownership plan, management incentive plan or instrument listed on Exhibit I hereto, (C) contravene the General Corporation Law of the State of Delaware or any statute, rule or regulation under the laws of the United States and the State of New York applicable to the Company or any of its properties or (D) to the knowledge of such counsel, conflict with or violate any judgment, decree or order of any court or governmental agency or court or body applicable to the Company or any of its properties.

(iv) The Underwriting Agreement, the Deposit Agreement, the Certificate of Designations and the transactions contemplated therein have been duly authorized by the Company. The Underwriting Agreement, the Deposit Agreement, the Certificate of Designations and any documents relating to the transactions contemplated therein have been duly executed and delivered by the Company, as applicable. The Securities have been duly delivered to the Underwriters by the Company.

(v) The execution of the Certificate of Designations by the Company and the filing of the Certificate of Designations with the Secretary of State of the State of Delaware (the “Secretary of State”) on behalf of the Company have been duly authorized by the Board of Directors of the Company. The Certificate of Designations has been duly filed with the Secretary of State and shall have become effective under the General Corporation Law of the State of Delaware.

(vi) The Securities and the shares of Preferred Stock represented thereby conform in all material respects to the descriptions thereof under the captions “Description of Depositary Shares” and “Description of Series A Mandatory Convertible Preferred Stock,” respectively, in the Final Prospectus. The statements made in the Final Prospectus under the caption “Certain United States Tax Consequences,” insofar as they describe certain matters of law, are accurate in all material respects.

(vii) Neither the Company nor any Subsidiary is required to register under the Investment Company Act of 1940, as amended (the “1940 Act”), as an “investment company” as such term is defined in the 1940 Act.

(viii) The Company’s authorized equity capitalization is as set forth in the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus; the Securities are authorized for trading on the New York Stock Exchange; the Common Stock Shares issuable upon conversion of the Securities are approved for listing on the New York Stock Exchange, subject only to notice of issuance; the certificates for the Securities and the shares of Preferred Stock represented thereby are in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to statutory preemptive or, to the knowledge of such counsel, contractual preemptive or other similar rights to subscribe for the Securities or the shares of Preferred Stock represented thereby.

(ix) The Securities have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be fully paid and non-assessable and will conform to the description thereof in the Final Prospectus; the shares of Preferred Stock represented by the Securities, and the deposit of such Preferred Stock by the Company in accordance with the Deposit Agreement, have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Deposit Agreement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable; assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary, each Depositary Share will represent the interest described in the Prospectus in a validly issued, outstanding, fully paid and non-assessable share of Preferred Stock; assuming due execution and delivery of the Depositary Receipts, if any, by the Depositary pursuant to such Deposit Agreement, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement; the Common Stock Shares have been duly authorized and validly reserved for issuance upon conversion of the Preferred Stock and are free of statutory preemptive and, to the knowledge of such counsel, contractual preemptive or other similar rights and are sufficient in number to meet current conversion requirements; the Common Stock Shares, when so issued upon such conversion in accordance with the terms of the Certificate of Designations, will be validly issued and fully paid and non-assessable.

(x) To the knowledge of such counsel, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(xi) The Registration Statement has become effective under the Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Final Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder.

Such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company and the Subsidiaries, and representatives of the independent accountants of the Company and the Underwriters at which the contents of the Registration Statement and the Final Prospectus and related matters were discussed and that although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus, and need not make any independent check or verification thereof, except as set forth in paragraph (v) of this form of opinion, based upon the foregoing, no facts came to such counsel’s attention to lead such counsel to believe that the Registration Statement, as of the Effective Date or the date the Registration Statement was last deemed amended, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus (including the documents incorporated therein by reference (except to the extent statements contained in such documents have been modified or superseded by statements contained in the Final Prospectus)), as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Such counsel need not express an opinion or belief as to the financial statements, the notes thereto, sched-

ules and other financial data included therein, or incorporated by reference into, or excluded from the Final Prospectus.

In rendering such opinions, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates or statements of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting corporate existence or good standing.

EXHIBIT I TO ANNEX II

1.	Importer Agreement by and between Barton Beers, Ltd. and Extrade, S.A. de C.V. dated as of November 22, 1996.

2.	Barton Incorporated Management Incentive Plan.

3.	Barton Brands, Ltd. Deferred Compensation Plan.

4.	Marvin Sands Split Dollar Insurance Agreement.

5.	Long-Term Stock Incentive Plan, which amends and restates the Canandaigua Wine Company, Inc. Stock Option and Stock Appreciation Right Plan, as amended by Amendment Number One to the Long-Term Stock Incentive Plan of the Company, as further amended by Amendment Number Two to the Long-Term Stock Incentive Plan of the Company, as further amended by Amendment Number Three to the Long-Term Stock Incentive Plan, as further amended by Amendment Number Four to the Long-Term Stock Incentive Plan.

6.	Incentive Stock Option Plan of the Company, as amended by Amendment Number One to the Incentive Stock Option Plan of the Company, as further amended by Amendment Number Two to the Incentive Stock Option Plan of the Company, as further amended by Amendment Number Three to the Incentive Stock Option Plan of the Company.

7.	Annual Management Incentive Plan of the Company, as amended by Amendment Number One to the Annual Management Incentive Plan of the Company.

8.	Implementation Deed, dated as of January 17, 2003, between Hardy Wine Company Limited (f/k/a BRL Hardy Limited) and Constellation Brands, Inc.

ANNEX III

Form of Opinion of Nixon Peabody LLP

(i) The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction listed for it on Exhibit I attached hereto. The Company has all requisite corporate power to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Final Prospectus.

(ii) To the best knowledge of such counsel after due inquiry, except as described or referred to in the Final Prospectus: there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company is a party, or to which the property of the Company is subject, before or brought by any court or governmental agency or body, which, if determined adversely to the Company, will individually or in the aggregate result in any material adverse change in the business, financial position, net worth, results of operations or prospects, or materially adversely affect the properties or assets, of the Company and the Subsidiaries taken as a whole or will materially adversely affect the consummation of the transactions contemplated by the Final Prospectus; and all pending legal or governmental proceedings to which the Company is a party or that affect any of their respective properties, that are not described in the Final Prospectus, including ordinary routine litigation incidental to the business, considered in the aggregate, will not result in a material adverse change in the business, financial position, net worth, results of operations or prospects, or materially adversely affect the properties or assets, of the Company and the Subsidiaries taken as a whole.

(iii) The outstanding shares of capital stock of the Company (other than the Securities) have been duly and validly authorized and issued and are fully paid and non-assessable; and, except as set forth in the Final Prospectus, the Incorporated Documents or the Constellation Brands UK Sharesave Scheme, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(iv) The execution, delivery and performance of the Underwriting Agreement and the transactions contemplated therein by the Company and the application of the net proceeds from the sale of the Securities in the manner described in the Final Prospectus under the caption “Use of Proceeds” do not and will not conflict with, constitute a breach of or a default by the Company or any Subsidiary, as the case may be, under, or result in the creation or imposition of any lien, security interest or encumbrance upon any of the assets of the Company or any Subsidiary, as the case may be, pursuant to the terms the Credit Agreement or any other indenture, mortgage, deed of trust, loan or credit agreement, bond, debenture, note, lease or other agreement or instrument listed on Exhibit II hereto.

(v) Each of the documents filed by the Company under the Exchange Act and incorporated by reference into the Final Prospectus (collectively, the “Documents”), at the time it was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the requirements of the Exchange Act, and the rules and regulations as promulgated by the Commission under the Exchange Act, except that such counsel need not express any opinion as to the financial statements, schedules, and other financial data included therein or incorporated by reference therein, or excluded therefrom or the exhibits thereto (except to the extent set forth in the next sentence of this paragraph) and such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Documents. To such counsel’s knowledge without having made any independent investigation and based upon representations of officers of the Company as to factual matters, there were no contracts or documents required to be filed as exhibits to such Documents on the date they were filed which were not so filed.

EXHIBIT I TO ANNEX III

Company	Foreign Qualifications
Constellation Brands, Inc.	New York Florida Georgia Michigan Oklahoma New Hampshire North Carolina New Jersey

EXHIBIT II TO ANNEX III

1.	Indenture dated as of February 25, 1999 among the Company, the Guarantors named therein and Harris Trust and Savings Bank as trustee, as amended by (i) Supplemental Indenture No. 1 dated as of February 25, 1999 among the Company, the Guarantors named therein and Harris Trust and Savings Bank as trustee, (ii) Supplemental Indenture No. 2 dated as of August 4, 1999 among the Company, the Guarantors named therein and Harris Trust and Savings Bank, as trustee, (iii) Supplemental Indenture No. 3 dated as of August 6, 1999 among the Company, the New Guarantors named therein and Harris Trust and Savings Bank, as trustee, (iv) Supplemental Indenture No. 4, dated as of May 15, 2000 among the Company, as Issuer, its principal operating subsidiaries, as Guarantors and Harris Trust and Savings Bank, as trustee, as further amended by Supplemental Indenture No. 5, dated as of September 14, 2000 by and among the Company, as Issuer, its principal operating subsidiaries as Guarantors and The Bank of New York, as trustee, (v) Supplemental Indenture No. 6, dated as of August 21, 2001, among the Company, Ravenswood Winery, Inc. and BNY Midwest Trust Company (successor trustee to Harris Trust and Savings Bank and the Bank of New York, as applicable), as trustee, (vi) Supplemental Indenture No. 7, dated as of January 23, 2002, by and among the Company, as Issuer, certain principal subsidiaries, as Guarantors, and BNY Midwest Trust Company, as trustee, and (vii) Supplemental Indenture No. 8, dated as of March 27, 2003, by and among the Company, CBI Australia Pty Limited and BNY Midwest Trust Company, as trustee.

2.	Indenture dated as of November 17, 1999 among the Company, as Issuer, certain principal subsidiaries, as Guarantors and Harris Trust and Savings Bank, as trustee, as amended by (i) Supplemental Indenture No. 1, dated as of August 21, 2001, among the Company, Ravenswood Winery, Inc. and BNY Midwest Trust Company, as trustee, (ii) Supplemental Indenture No. 2, dated as of March 27, 2003 among the Company, CBI Australia Holdings Pty Limited, and BNY Midwest Trust Company, as trustee.

3.	Amended and Restated Credit Agreement, dated as of March 19, 2003, between the Company, the guarantors named therein, the lenders signatory thereto, JPMorgan Chase Bank, as Administrative Agent, and J.P. Morgan Europe Limited, as London Agent.

4.	Amended and Restated Bridge Loan Agreement, dated as of January 16, 2003, amended and restated as of March 26, 2003, between the Company, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, as Administrative Agent.

EXHIBIT A

Constellation Brands, Inc.

Public Offering of

Series A Mandatory Convertible Preferred Stock

and Class A Common Stock

July 24, 2003

J.P. MORGAN SECURITIES INC.

CITIGROUP GLOBAL MARKETS INC.

UBS SECURITIES LLC

SUNTRUST CAPITAL MARKETS, INC.

Ladies and Gentlemen:

This letter is being delivered to you (the “Representatives”) in connection with (i) the proposed Underwriting Agreement (the “Common Stock Underwriting Agreement”), between Constellation Brands, Inc., a Delaware corporation (the “Company”), and each of you as representatives of a group of underwriters named therein (the “Common Stock Underwriters”), relating to an underwritten public offering of Class A Common Stock, $.01 par value (the “Common Stock”), of the Company and (ii) the proposed Underwriting Agreement (the “Depositary Share Underwriting Agreement”), between the Company and each of you as representatives of a group of underwriters named therein (the “Depositary Share Underwriters” and, together with the Common Stock Underwriters, the “Underwriters”), relating to an underwritten public offering of Depositary Shares, each representing 1/40 of a share of Series A Mandatory Convertible Preferred Stock, $.01 par value (the “Preferred Stock”), of the Company (the Common Stock Underwriting Agreement together with the Preferred Stock Underwriting Agreement, the “Underwriting Agreements”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreements, the undersigned will not, without the prior written consent of each of Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreements, other than (i) shares of Common Stock disposed of as bona fide gifts; provided, however, that the recipient of such Common Stock agrees in writing to be bound by the terms hereof1 and (ii) in connection with the exercise of stock options, a number of shares of Common Stock having a value not to exceed the aggregate of the exercise price and any tax withholding due with respect to the options exercised.

If for any reason either of the Underwriting Agreements shall be terminated prior to the Closing Date (as defined in the applicable Underwriting Agreement), the agreement set forth above shall likewise be terminated, but shall remain in full force and effect with respect to any Underwriting Agreement that has not been terminated.

Yours very truly,

Name: Address:

[1]	Each of the first fourteen individuals named on Schedule III to the Underwriting Agreements may make bona fide gifts of up to a maximum aggregate of 7,500 shares of Common Stock within a period of 90 days after the date of the Underwriting Agreements to recipients of such Common Stock who do not agree in writing to be bound by the terms hereof.

EXHIBIT B

July 24, 2003

Constellation Brands, Inc. 300 WillowBrook Office Park Fairport, New York 14450

J.P. Morgan Securities Inc. Citigroup Global Markets Inc. UBS Securities LLC c/o J.P. Morgan Securities Inc. 277 Park Avenue New York, New York 10172

Re:	6,000,000 Depositary Shares
Each Representing 1/40 of a Share of
5.75% Series A Mandatory Convertible Preferred Stock

Ladies and Gentlemen:

In connection with the above-referenced offering (the “Offering”), SunTrust Capital Markets, Inc., through its SunTrust Robinson Humphrey Capital Markets Division, is acting a “qualified independent underwriter” (as required by Rule 2710(c)(8) of the rules of the National Association of Securities Dealers, Inc. (“NASD”)) and as such has the legal responsibilities and liabilities of an underwriter under the Securities Act of 1933, specifically including those inherent in Section 11 thereof.

We are a member of the NASD and are qualified to act as “qualified independent underwriter,” as such term is defined in Rule 2720(b)(15) of the NASD rules, in connection with the Offering. We have participated in the preparation of the Registration Statement on Form S-3 (No. 333-63480) and the Prospectus Supplement dated the date hereof relating to the Offering and have exercised the usual standards of “due diligence” in respect thereto. In this regard, and assuming that the Offering is made on the date hereof, we recommend that (i) the price of the Series A Mandatory Convertible Preferred Stock be no higher than $      .     per share and (ii) the yield on the Series A Mandatory Convertible Preferred Stock be no lower than         %, which price and yield should in no way be considered or relied upon as an indication of the actual value of the Series A Mandatory Convertible Preferred Stock.

Our recommendation herein is based on economic, market, financial and other conditions as they exist at the date hereof and can be evaluated by us and on the condition and circumstances of the Company as described in the Registration Statement. Changes in the condition and circumstances of the Company from those described in the Registration State-

ment and events occurring after the date hereof, including changes in the markets in which the Company intends to operate, could materially affect the conclusions stated in this letter. We shall not be obligated or required hereafter to reaffirm or revise our recommendation or otherwise to comment on any events occurring after the date hereof or on any changes in the condition or circumstances of the Company from those so described.

Very truly yours, SUNTRUST CAPITAL MARKETS, INC.

By: